Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Sarah Lewensohn
312-564-3894
slewensohn@theprivatebank.com

For Immediate Release

PrivateBancorp, Inc. to Present at Sterne Agee and Keefe, Bruyette & Woods Conferences

CHICAGO, February 6, 2012 – PrivateBancorp, Inc. (NASDAQ: PVTB) today announced it will present at the Sterne Agee Financial Institutions Investor Conference in Orlando, Fla., on February 13, 2012 at 3:15 p.m. Eastern Time.  The Company will also present at the Keefe, Bruyette & Woods Bank Conference in Boston, Mass., on March 1, 2012 at 8:00 a.m. Eastern Time.

Investors may access the webcasts for the presentations used at these conferences under the PrivateBancorp, Inc. Investor Relations section of the Company’s website at www.theprivatebank.com during the conference time and for 30 days following the conference date.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of December 31, 2011, the Company had 34 offices in 10 states and $12.4 billion in assets. Our website is www.theprivatebank.com.

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